Exhibit 10.8
AMENDMENT #1
SECOND VEHICLE PRODUCTION AGREEMENT

This AMENDMENT #1 to the SECOND VEHICLE PRODUCTION AGREEMENT (this “Amendment #1”) is entered into effective as of the date last signed below (“Amendment #1 Effective Date”), between Uber Technologies, Inc. (“Uber”) and Lucid Group, Inc. (“Lucid”)

WHEREAS, Uber and Lucid entered into the SECOND VEHICLE PRODUCTION AGREEMENT dated April 14th, 2026 (the “Agreement”); and

WHEREAS, Lucid and Uber wish to enter into this Amendment #1 to amend certain provisions of the Agreement;

NOW THEREFORE, in consideration of the promises and mutual agreements and covenants set forth herein and other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:
1.    In Section 3.2 (b) of the Agreement, the phrase:
“No later than three (3) months following the Effective Date,”
Shall be replaced with:
“No later than five (5) months following the Effective Date,”
2.    Except as amended herewith, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between this Amendment #1 to the Agreement and the Agreement, the provisions of this Amendment #1 will prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to be executed as of Amendment #1 Effective Date.

Uber Technologies, Inc. Sign: /s/ Noah Zych	Lucid Group, Inc Sign: /s/ Kai Stepper
Name: Noah Zych	Name: Kai Stepper
Title: Senior Director	Title: Vice President
Date: July 10, 2026	Date: July 10, 2026